Exhibit 5.2

Unit 2901, 29F, Tower C Beijing Yintai Centre No. 2 Jianguomenwai Avenue Chaoyang District, Beijing 100022 People’s Republic of China Phone: 86-10-6529-8300 Fax: 86-10-6529-8399 Website: www.wsgr.com	中国北京市朝阳区建国门外大街 2号 银泰中心写字楼C座29层2901室 邮政编码: 100022 电话: 86-10-6529-8300 传真: 86-10-6529-8399 网站: www.wsgr.com

August 8, 2023

8/F, Desheng Hopson Fortune Plaza

13-1 Deshengmenwai Avenue

Xicheng District, Beijing 100088, China

Ladies and Gentlemen:

Cheche Group Inc., a Cayman Islands exempted company (the “Company”), is filing with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-4 for, among other things, the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), warrants to be assumed by the Company (the “Warrants”) originally issued by Prime Impact Acquisition I, a Cayman Islands exempted company (“Prime Impact”), issued pursuant to a warrant agreement dated as of September 9, 2020 between Continental Stock Transfer & Trust Company, as warrant agent (“Continental”), and Prime Impact (the “Warrant Agreement”), pursuant to the Business Combination Agreement dated as of January 29, 2023 among the Company, Prime Impact, Cheche Technology Inc., a Cayman Islands exempted company (“CCT”), and Cheche Merger Sub Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (“Merger Sub”) (the “Business Combination Agreement”).

Pursuant to the Business Combination Agreement, the business combination will be effected in two steps: (1) Prime Impact will merge with and into the Company (the “Initial Merger”), with the Company surviving the Initial Merger as a publicly traded entity (the time at which the Initial Merger becomes effective is sometimes referred to herein as the “Initial Merger Effective Time”); and (2) immediately following the Initial Merger, Merger Sub will merge with and into CCT (the “Acquisition Merger” and, together with the Initial Merger, the “Mergers,” and together with all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with CCT surviving the Acquisition Merger as a wholly owned subsidiary of the Company.

Pursuant to the Business Combination Agreement, at the Initial Merger Effective Time, each warrant issued by Prime Impact (the “SPAC Warrants”) to acquire one Class A ordinary share of Prime Impact, par value $0.0001 per share (the “SPAC Shares”), to the extent then outstanding and unexercised immediately prior to the Initial Merger Effective Time, will cease to be a warrant with respect to the SPAC Shares and will be assumed by the Company and converted into one Warrant to purchase one Class A ordinary share of the Company, par value $0.00001 per share (the “Company Shares”, together with the SPAC Warrants, the SPAC Shares, the Warrants, the “Securities”). Upon assumption by the Company of the Warrants at the consummation of the Mergers, each whole Warrant, once exercisable pursuant to the terms of the Warrant Agreement, will entitle the Warrant holder to purchase one Company Share. The assumption will be effected by a warrant assignment agreement among the Company, Prime Impact and Continental (the “Warrant Assignment Agreement”) dated as of August 7, 2023, which is filed as Exhibit 4.8 to the Registration Statement.

Wilson Sonsini Goodrich & Rosati, Professional Corporation

威尔逊   ●  桑西尼  ●  古奇  ●   罗沙迪律师事务所

AUSTIN    BEIJING    BOSTON    BOULDER    BRUSSELS     HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO

SALT LAKE CITY    SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

Cheche Group Inc.

We have acted as special United States counsel for the Company in connection with the Mergers. In rendering the opinions stated herein, we have examined and relied upon the following:

(a)

The Registration Statement on Form F-4 of the Company relating to the Business Combination Agreement initially filed with the Commission on July 24, 2023 under the Securities Act (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)	the Business Combination Agreement;

(c)	the Warrant Agreement;

(d)	the Warrant Assignment Agreement; and

(e)	a specimen warrant certificate of the Company (the “Warrant Certificate”) in the form of Exhibit 4.7 to the Registration Statement.

The Business Combination Agreement, Warrant Agreement, the Warrant Assignment Agreement and the Warrant Certificate are referred to herein collectively as the “Transaction Agreements.”

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. We have not independently established the facts stated therein.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Transaction Agreements have been and will be duly executed and delivered, (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (vii) the Securities have been or will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; (viii) the Transaction Agreements and any other documents with respect to any Securities offered have been or will be duly authorized and validly executed and delivered by the Company and the other parties thereto; and (ix) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered have been or will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

In rendering the opinions set forth below, we have relied on the opinion of Harney Westwood & Riegels, Cayman Islands counsel to the Company, filed as Exhibit 5.1 to the Registration Statement, that (i) the Company has been dully incorporated, and is validly existing and in good standing under the laws of Cayman Islands, (ii) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrant Assignment Agreement, and (iii) all necessary corporate action on the part of the Company has been taken under the laws of the Cayman Islands to authorize the assumption of the Warrants and the execution of the Warrant Assignment Agreement.

Cheche Group Inc.

We express no opinion as to any matter relating to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal securities laws of the United States of America.

Our opinion below is qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Based upon and subject to the foregoing, we advise you that, upon assumption of the Warrants pursuant to the Business Combination Agreement by the parties thereto, in our opinion the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the proxy statement/prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Sincerely,

/s/ WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation